As filed with the Securities and Exchange Commission on December 24, 1997

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of report (Date of earliest event reported): December 10, 1997

                                  dELiA*s Inc.
             (Exact name of registrant as specified in its charter)

         Delaware                     0-21869                    13-3914035
(State or other jurisdiction of     (Commission              (I.R.S. Employer
incorporation or organization)       File Number)           Identification No.)

       435 Hudson Street
       New York, New York                                           10014
(Address of principal executive offices)                         (Zip Code)

                                 (212) 807-9060
              (Registrant's telephone number, including area code)

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         Certain statements contained herein are forward-looking statements
(within the meaning of Section 27A of the Securities Act of 1933, as amended (the "Securities Act"), and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions, increases in materials, printing, paper, postage, shipping and labor costs, timing of catalog mailings, customer response rates, levels of competition, difficulties in integrating acquisitions and other factors outside the control of the Company. These factors, and other factors that appear with the forward-looking statements, or in the Company's other Securities and Exchange Commission filings, including its Registration Statement on Form S-1 filed on May 20, 1997, could affect the Company's actual results and could cause the Company's actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company herein.

Item 2. Acquisition or Disposition of Assets.

         On December 10, 1997, dELiA*s Inc. (the "Company") acquired TSI Soccer Corporation ("TSI"). Pursuant to an Agreement and Plan of Merger dated December 10, 1997, a wholly-owned subsidiary of the Company was merged with and into TSI (the "TSI Merger"). As a result of the TSI Merger, TSI became a wholly-owned subsidiary of the Company. In connection with the TSI Merger, the Company issued an aggregate of 308,687 shares of common stock, par value $.01 per share ("Common Stock") to certain stockholders of TSI, including 10,760 shares of Common Stock to employees of TSI pursuant to a "change of control" provision in TSI's stock appreciation rights plan. The Company also expects to make cash payments of approximately $730,000 to former shareholders of TSI who exercise statutory dissenters' rights. The TSI Merger was structured as a tax-free exchange and the Company expects the TSI Merger to be accounted for as a pooling-of-interests.

         TSI is a leading direct marketer of specialty soccer merchandise and operates 13 retail stores located in Georgia, Maryland, North Carolina and Virgina. TSI offers a wide range of soccer shoes, apparel and equipment through its TSI Soccer catalog, retail stores and team sales force. Approximately two-thirds of TSI's sales are made through its catalog and team sales force, and the remainder of TSI's sales are made through TSI's retail stores. The Company expects TSI to record net sales of approximately $27 million in TSI's fiscal year ended December 31, 1997. The Company's acquisition of TSI will add in excess of 1.0 million names of catalog buyers and requestors, of whom approximately 250,000 have made purchases from TSI within the preceding 36 months, to the Company's proprietary database. TSI was incorporated in North Carolina in 1994 and carries on a business conducted by predecessors since 1989.

Item 7. Financial Statements, Pro Forma Financial Information andExhibits.

         (a)   Financial Statements of Business Acquired.

         In accordance with Instruction 4 of this Item 7, financial statements required by this item will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.


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         (b)      Pro Forma Financial Information.

         In accordance with Instruction 4 of this Item 7, pro forma financial information required by this item will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

         (c)      Exhibits.

         Exhibit 2.1 Agreement and Plan of Merger dated December 10, 1997 by and among the Company, dELiA*s Woodstock Company, TSI Soccer Corporation ("TSI"), certain stockholders of TSI and Evan
                     L. Jones (the "Merger Agreement").*

         * The table of contents to the Merger Agreement lists the exhibits and schedules to the Merger Agreement. In accordance with Item 601(b)(2) of Regulation S-K, the exhibits and schedules to the Merger Agreement have been excluded; such exhibits and/or schedules will be furnished supplementally upon request by the Securities and Exchange Commission.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  dELiA*s Inc.
                                  (Registrant)

Date: December 24, 1997

                                  By: /s/  Stephen I. Kahn
                                      --------------------
                                           Stephen I. Kahn
                                           Chairman of the Board, President and
                                           Chief Executive Officer


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Exhibit Index

         2.1 Agreement and Plan of Merger dated December 10, 1997 by and among the Company, dELiA*s Woodstock Company, TSI Soccer Corporation ("TSI"), certain stockholders of TSI and Evan L. Jones.


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